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                                                                   EXHIBIT 10.13




Form of Promissory Note signed by the Company in favor of all participants in a private financing between February 4, 1997 and April 30, 1997: This form of note was signed by the Company in favor of all participants in a private financing between February 4, 1997 and April 30, 1997, including one note in favor of Stanley Berger, an affiliate of the Company, who invested in the amount of $25,000.


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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "SECURITIES ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   HIPPO, INC.

                           NON-TRANSFERABLE 12.5% NOTE

$100,000                                                     ___________, 1997
                                                             Boca Raton, Florida


         For value received, Hippo, Inc., a Delaware corporation (the "Company"), with its principal office at 4400 North Federal Highway, Suite 410, Boca Raton, Florida 33431, promises to pay to the order of _______________ at ____________________________________________________ (the "Payee"), on the
earlier of (i) September 30, 1997 or (ii) five business days following the date on which the Company completes an offering of its securities resulting in gross proceeds to the Company of at least $7,500,000 (the "Maturity Date"), the principal amount of One Hundred Thousand Dollars ($100,000) together with interest from the date hereof on the unpaid balance from time to time outstanding at the rate of 12.5 percent per annum.

         This Note is issued pursuant to a Subscription Agreement between the Company and the Payee (the "Subscription Agreement"), a copy of which Subscription Agreement is available for inspection at the Company's principal office. This Note is one of several 12.5% Notes issued by the Company in connection with a private placement financing described in the Subscription Agreement, which 12.5% Notes are hereinafter referred to as the "Notes".

         This Note may be prepaid in whole or in part at any time prior to the Maturity Date at the option of the Company without premium, penalty or other fees.

         If any of the following events of default (collectively, "Events of Default") shall occur:

         (a) Payment of any principal or interest due under the Note shall not be made on or before the Maturity Date;

         (b) The Company shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Company or of all or a substantial part of the assets of the Company, (2) admit in writing its inability,

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or be generally unable, to pay its debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts,
(6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (7) take any corporate action for the purpose of effecting any of the foregoing;

         (c) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the
Company: the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Company or of all or any substantial part of the assets of the Company, or other like relief in respect of the Company under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by the Company, the same shall continue undismissed, or unstayed and in effect for any period of 90 consecutive days, or an order for relief against the Company shall be entered in any case under the Federal Bankruptcy Code or applicable state bankruptcy laws;

then, and in any such event and at any time thereafter while such Event of Default is continuing, the Payee by written notice to the Company and all other holders of Notes (the "Default Notice") may declare the entire unpaid principal amount of this Note, together with accrued and unpaid interest thereon, to be due and payable no later than ten days after receipt of such Default Notice by the Company; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (b) or (c) above, then this Note shall become immediately due and payable without the necessity of any action by the Payee or notice to the Company. The foregoing notwithstanding, the holders of Notes having an aggregate principal amount greater than 50 percent of the aggregate principal amount of all Notes may waive any Event of Default no later than ten days after any Default Notice, if any, has been received by the Company with respect thereto or extend the Maturity Date.

         No delay or omission by the Payee in exercising or enforcing any of the Payee's powers, rights, privileges, remedies or discretions hereunder shall operate as a waiver thereof on that occasion nor on any other occasion.

         Except as specifically provided above, the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waives any delay on the part of the Payee.

         This Note shall be binding upon the Company and upon its legal representatives, successors and representatives, and shall inure to the benefit of the Payee and its legal representatives, heirs, successors, endorsees and assigns.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD

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TO ITS PRINCIPLES OF CONFLICTS OF LAWS AND SHALL TAKE EFFECT AS A SEALED
INSTRUMENT.

         IN WITNESS WHEREOF, the Company has executed this Note as of the date first above written.

WITNESS:                                      HIPPO, INC.

Signed in my Presence:

__________________________________            By:_______________________________


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